Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on form 10-Q for the Quarter Ended September 30, 2012 (the “Report”) by Plures Technologies, Inc., the undersigned hereby certifies that:

1.	The Report complies in all material respects with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

November 19, 2012	/s/ David R. Smith
David R. Smith
Chief Executive Officer